EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement No. 333-162292 on Form S-1 of our report dated February 13, 2012 relating to the financial statements and financial statement schedule of West Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

February 24, 2012